EXECUTION VERSION

LOAN PURCHASE AGREEMENT

by and between

FIRST BANK

and

VIOLET PORTFOLIO, LLC

Dated as of January 23, 2013

i

EXHIBIT A – Purchase Commitment/Settlement

EXHIBIT B – Bill of Sale and Assignment and Assumption Agreement

EXHIBIT C – Closing Date Statement

ii

LOAN PURCHASE AGREEMENT

(Servicing Released)

THIS LOAN PURCHASE AGREEMENT, is made and entered into as of January 23, 2013, (hereinafter referred to as the “Agreement”), by and between FIRST BANK, a North Carolina chartered banking corporation, as seller (hereinafter referred to as “Seller” or the “Bank”), and VIOLET PORTFOLIO, LLC, a Delaware limited liability company, as buyer (hereinafter referred to as “Buyer”).

WITNESSETH

WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Obligations, all as more specifically provided herein; and

WHEREAS, in order to effect an orderly transition of the servicing of the Purchased Assets following Buyer’s acquisition and assumption of the Purchased Assets and the Assumed Obligations, Seller has agreed to service the Transferred Loans during the Interim Servicing Period, as more specifically provided herein.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Definitions.

All words and phrases shall have the respective meanings specified in this ARTICLE 1 for all purposes of this Agreement.

“Accepted Servicing Practices” means the policies, procedures and practices of Seller applicable to the servicing of the Transferred Loans by Seller in effect on the date of this Agreement, but using no less care and diligence than would be considered commercially reasonable by prudent mortgage lenders, loan servicers and asset managers servicing, managing and administering similar loans and properties.

“Action” means any action, Claim, suit, arbitration, alternative dispute resolution mechanism, complaint, inquiry, investigation, litigation or proceeding (judicial, administrative or arbitral) before any Governmental Body or arbitration or mediation authority.

“Accountant” has the meaning set forth in Section 5.1(d).

“Affiliate” means, when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For the purposes of this definition, the term

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Allocated Purchase Price” has the meaning given to such term in the definition of Master Asset Transfer Schedule.

“Ancillary Documents” means the Master Asset Transfer Schedules, Bill of Sale and Assignment and Assumption Agreement and Purchase Commitment/Settlement.

“Applicable Law” means any federal, state, county, local or foreign statute, law, ordinance, Order or regulation or code of any Governmental Body of competent jurisdiction relating to the Transferred Loans.

“Assignment of Mortgage” means, with respect to a Mortgage, an assignment of the Mortgage in recordable form, notice of transfer, or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale and assignment of all of Seller’s right, title and interest in and to the Mortgage to Buyer, to be prepared and executed by Seller in connection with each Transferred Loan purchased by Buyer hereunder that is secured by a Mortgage.

“Assignment of Security Document” means, with respect to a Security Document, an assignment of the Security Document, notice of transfer, or equivalent instrument sufficient under Applicable Law to reflect the sale and assignment of all of Seller’s right, title, and interest in and to the related Collateral to Buyer, to be prepared and executed by Seller in connection with each Transferred Loan purchased by Buyer hereunder that is secured by Collateral.

“Assumed Obligations” has the meaning set forth in Section 2.1(b).

“Backstop Deposit” has the meaning set forth in Section 5.1(b).

“Bank” has the meaning set forth in the introductory paragraph hereto.

“Bill of Sale, Assignment and Assumption Agreement” means the Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as Exhibit B.

“Borrower” means, with respect to a Note, the person(s) obligated to repay and perform any other obligations pursuant to the Note.

“Buyer” has the meaning set forth in the introductory paragraph hereto.

“Buyer Documents” shall have the meaning set forth in Section 4.2(a).

“Buyer Indemnified Parties” shall have the meaning set forth in Section 6.2(a).

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“Cash Flow” means, for any period, the sum of (a) payments of principal, interest, fees or penalties actually received by Seller in respect of any of the Transferred Loans and related Servicing Rights, (b) proceeds actually received by Seller under any insurance policies in respect of any of the Transferred Loans, (c) proceeds actually received by Seller from the sale or other disposition of any of the Transferred Loans, (d) recoveries actually received by Seller in respect of any charged-off Transferred Loans, and (e) any other amounts actually received by Seller or its Affiliates or Representatives on account of the Transferred Loans.

“Claim” means any claim, demand, assertion, legal proceeding, cause of action (whether tort, contract or any other basis), loss, penalty, fine, forfeiture, judgment, order or decree in any legal or administrative proceedings (including, without limitation, bankruptcy and foreclosure proceedings).

“close of business” means, with respect to any date, 5:00 pm Eastern Standard Time.

“Closing” means, subject to the terms and conditions set forth in this Agreement, the consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Obligations as provided herein.

“Closing Date” means the date on which the Closing occurs, but not later than January 23, 2013; provided that the conditions set forth in ARTICLE 5 shall have been satisfied or waived (other than those conditions to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions), by such date.

“Closing Date Statement” means a statement, substantially in the form of Exhibit C, which contains the Estimated Purchase Price.

“Collateral” means the underlying personal property, if any, securing a Transferred Loan, including all proceeds thereof.

“Commercial Loan” means an individual commercial loan sold by Seller and purchased by Buyer pursuant to this Agreement, provided that such loan is also identified as such on the Master Asset Transfer Schedule attached to the Purchase Commitment/Settlement delivered on or prior to the Closing Date.

“Credit Party” means any borrower, guarantor, surety, indemnitor or any other party obligated (directly or indirectly) to Seller under any of the Loan Documents or in connection with any of the Purchased Assets.

“Credit Party Affiliate” means (a) any Credit Party, (b) any Person that, directly or indirectly, has an ownership interest in any Credit Party, or (c) any Person that, directly or indirectly, is owned by, or is under common ownership with, any Credit Party.

“Cut-Off Date” means December 14, 2012.

“Deposit Account” has the meaning set forth in Section 2.8(c).

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“Document Defect” means, with respect to any Transferred Loan, that any one (1) or more of the documents identified in clauses (i) through (iv) of Section 5.2(a) either (a) are not delivered to Buyer or such other Person as Buyer shall designate to Seller in writing (notwithstanding the fact that Seller is only obligated under Section 5.2(a) to deliver to Buyer or its designee such documents to the extent such documents are in the possession or control of Seller or an Affiliate or Representative of Seller) or (b) fail to meet the applicable requirements of clauses (i) through (iv) of Section 5.2(a).

“Drawing” has the meaning set forth in Section 2.8(a).

“Environmental Laws” means, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., (“CERCLA”) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., (“RCRA”)the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., and the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., and all rules and regulations promulgated pursuant to any of the above statutes, and any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, decree, order, rule, regulation, permit condition, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, in each case relating to Environmental Matters.

“Environmental Matters” means any matters arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including, without limitation, the ambient and indoor air, surface and ground waters, land and soils, buildings, and indoor workplaces, and any of the foregoing relating to the use, generation, transport, treatment, storage, or disposal of any Hazardous Substances.

“Estimated Purchase Price” means the Seller’s good faith estimate of the Purchase Price as of the Closing Date.

“Excluded Asset” has the meaning set forth in Section 2.2.

“Expenses” means, with respect to Transferred Loans, the sum of all reasonable and actual, out-of-pocket third party costs and expenses of Seller arising out of or relating to the servicing and workout of the Transferred Loans; provided, however, that in no event shall Expenses include any servicing fees, asset management fees, costs of funds or any other amounts payable to Seller or any Affiliate or Representative of Seller. Amounts included in Expenses shall be pro-rated as applicable for amounts incurred in respect of periods beginning prior to the beginning of the applicable period to which the Expenses relate or ending after the end of the applicable period to which the Expenses relate.

“Final Closing Statement” has the meaning set forth in Section 5.1(c).

“Governmental Body” means any government or governmental, administrative or regulatory body thereof or political subdivision thereof, or any governmental department,

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commission, board, bureau, agency or instrumentality or authority, whether foreign, federal, state or local, or any court or arbitrator (public or private).

“Hazardous Substance” means any hazardous waste, hazardous material, petroleum or petroleum byproducts, asbestos and asbestos-containing materials, radioactive material, polychlorinated biphenyls, pollutant, contaminant, or other material or substance that is defined by or regulated under any Environmental Law.

“Impound Amounts” means, with respect to any Transferred Loan, the amounts held by Seller for payment of Taxes, mortgage insurance premiums and fire and hazard insurance premiums, insurance loss proceeds or any other amounts impounded or reserves held by Seller pursuant to the Mortgage or Collateral or any other Loan Document, together with any interest accrued on the funds so reserved or impounded.

“Indemnification Claim” has the meaning set forth in Section 6.3(a).

“Indemnified Party” has the meaning set forth in Section 6.3(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“Intellectual Property Right” means trade secrets, patents and patent applications, trade marks (whether registered or unregistered and including any goodwill acquired in such trade marks), service marks, trade names, business names, internet domain names, e-mail address names, copyrights (including but not limited to rights in computer software), moral rights, database rights, design rights, rights in know-how, rights in confidential information, rights in inventions (whether patentable or not) and all other intellectual property and proprietary rights (whether registered or unregistered, and any application for the foregoing), and all other equivalent or similar rights which may subsist anywhere in the world.

“Interim Servicing Period” has the meaning set forth in Section 2.4.

“Law” means any foreign, federal, state, provincial or local law, statute, code, ordinance, rule regulation or Order.

“Letters of Credit” has the meaning set forth in Section 2.8(a).

“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

“Lien” means any lien, encumbrance, equity, pledge, mortgage, deed of trust, participation interest, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction or any other security interest of any nature.

“Loan Documents” means with respect to a Transferred Loan, the originals or certified copies of all of the agreements, certificates, legal opinions or other documents evidencing or related to such Transferred Loan, including the original Note, the original or certified copy of the recorded Mortgage and Assignment of Mortgage (if the Transferred Loan is secured by a

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Mortgage), the original or certified copy of all Security Document(s) and all Assignment(s) of Security Document (if the Transferred Loan is secured by Collateral), any other security documents, the Transferred Loan application, the Borrower’s credit report, and the title report for the related Mortgaged Property (if the Transferred Loan is secured by a Mortgage).

“Loan File” means, with respect to a Transferred Loan, the file containing the Loan Documents listed in Section 5.2(a) below.

“Losses” has the meaning set forth in Section 6.2(a).

“Master Asset Transfer Schedule” means the schedule, either in written or electronic form, attached to the related Purchase Commitment/Settlement and delivered by Seller to Buyer, which identifies the Transferred Loans being sold by Seller to Buyer pursuant to this Agreement, and includes certain information regarding such Transferred Loans as of the Cut-Off Date specified therein. The information to be provided shall include (a) the name of the Borrower, (b) the unpaid principal balance of the Transferred Loan, (c) the property address of the Mortgaged Property (including the state and county), (d) the priority of the Mortgage (if the Transferred Loan is secured by a Mortgage), (e) a description of the Collateral (if the Transferred Loan is secured by Collateral), (f) Seller’s account number, (g) the monthly payment as of the Cut-Off Date, (h) the origination date, (i) the maturity date as of the Cut-Off Date, (j) the date the next loan payment is due as of the Cut-Off Date, (k) the portion of the Purchase Price allocated to each Transferred Loan (such amount, expressed in U.S. dollars, the “Allocated Purchase Price”), and (l) the Purchase Price Percentage for each Transferred Loan.

“Mortgage” means, with respect to a Transferred Loan secured by a lien on real property, the instrument, including a mortgage or deed of trust, securing such Transferred Loan that creates a Lien on the related Mortgaged Property.

“Mortgaged Property” means the underlying real property, if any, securing a Transferred Loan, including all improvements thereon.

“Note” means, with respect to a Transferred Loan, the promissory note or other evidence of the obligation to repay such Transferred Loan.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course Transaction” means the modification or resolution of any Transferred Loan in the ordinary course of business by Seller or its Representatives (acting in the ordinary course of business) consistent with past practice, Accepted Servicing Practices and Applicable Law.

“Performing Loans” means each Transferred Loan with respect to which, as of the Cut-off Date:

(a)          all monthly payments due under the related Mortgage and Note through and including the Cut-off Date, have been made;

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(b)          no monthly payment required to be made under the related Mortgage and Note has been paid more than thirty (30) days after its due date (excluding any applicable grace period) during the twelve (12) month period immediately preceding the Cut-off Date;

(c)          there is no, and during the twelve (12) months immediately preceding Closing Date there has been no, event of acceleration or material default, breach or violation existing under the Mortgage or the Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such an event of acceleration or material default, breach or violation, and Seller has not waived any such default, breach, violation or event of acceleration;

(d)          if Seller requires Taxes and other governmental assessments (including assessments payable in future installments) to be impounded, Taxes and all other governmental assessments, if and to the extent shown on the periodic Tax bill for the Mortgaged Property issued by the county or municipal Tax collector, currently due and owing in respect of or affecting the related Mortgaged Property, (A) have been paid or (B) are being contested in good faith and (ii) if amounts for such Taxes or assessments are not impounded by Seller, Seller has not received notice of nonpayment thereof;

(e)          if Seller requires insurance premiums to be impounded, all insurance premiums required to be paid currently due and owing have been paid, and if Seller has not required insurance premiums to be impounded and Seller has received any notice of cancellation or non-renewal with respect to any insurance coverage as may be required under the Loan Documents in respect of or affecting the related Mortgaged Property, the related Mortgaged Property is under force-placed insurance coverage;

(f)          Seller has not accelerated the Transferred Loan during the twelve (12) months immediately preceding the Closing Date;

(g)          Seller has not advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Note;

(h)          Seller has not re-aged such Transferred Loan except in compliance with Seller’s written policies and procedures applied on a consistent basis;

(i)           no payments of other charges or payments due Seller have been capitalized under the Mortgage or the Note.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Permitted Lien” means (i) statutory landlord’s, mechanic’s, materialmen’s, carrier’s, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business for amounts which are not yet due and payable as of the Closing Date and which are not, individually or in the aggregate, material, (ii) Liens for Taxes not yet due and payable as of the Closing Date, (iii) Liens arising from zoning ordinances which do not materially interfere

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with the benefits intended to be provided by the Mortgaged Property, (iv) with respect to any Mortgaged Property, easements, rights of way, reservations, licenses, encroachments, variations or similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof, (v) liens arising from unpaid property Taxes that constitute Seller Retained Liabilities, and (vi) Liens described on the Seller Disclosure Schedules.

“Protective Advances” means amounts advanced by Seller out of its own funds to pay delinquent Taxes or insurance premiums with respect to the Transferred Loans, which advances are ultimately reimbursable from the related Borrower under the Loan Documents.

“Purchased Assets” has the meaning set forth in Section 2.1(a).

“Purchase Commitment/Settlement” means a settlement statement, substantially in the form of Exhibit A attached hereto, by and between Seller and Buyer pursuant to which Seller agrees to sell and Buyer agrees to purchase the Transferred Loans pursuant to this Agreement that are identified on the Master Asset Transfer Schedule attached to such settlement statement.

“Purchase Price” means the amount equal to the Purchase Price Percentage multiplied by the aggregate Unpaid Principal Balance of the Transferred Loans as of the Cut-Off Date; plus for any Performing Loan, accrued but unpaid interest and accrued but unpaid fees due up to the Cut-Off Date but received after the Cut-Off Date; plus Protective Advances and Expenses with respect to the Transferred Loans paid by Seller following the Cut-Off Date and before the Closing Date, minus all Cash Flow for the period following the Cut-Off Date and before the Closing Date, minus the aggregate amount of the Related Escrow Accounts and/or Impound Amounts, if any, pertaining to the Transferred Loans; provided, however, that Seller may, with the consent of Buyer, where allowed by applicable laws, statutes, rules, and regulations of all federal, state, local, governmental, or quasi-governmental entities or authorities having jurisdiction, wire transfer such amount from Seller to Buyer for the aggregate amount of the Related Escrow Accounts and/or Impound Amounts in lieu of decreasing the Purchase Price hereunder. In any event, Buyer and Seller shall comply with all applicable laws, statutes, rules, and regulations of all federal, state, local, governmental, or quasi-governmental entities or authorities having jurisdiction with respect to the transfer of the Related Escrow Accounts and/or Impound Amounts, and Buyer hereby assumes upon receipt of the credit to the Purchase Price or the payment from Seller to Buyer for the Related Escrowed Accounts and/or Impound Amounts held by the Seller all obligations and duties with respect to the establishment, holding and management of the Related Escrow Accounts and/or Impound Amounts from and after the Closing Date. Notwithstanding the foregoing, in the event that any Related Escrow Accounts carry a negative balance at Closing, Seller shall not, under any circumstances, be provided with a credit at Closing for such negative escrow amounts; provided, that if such negative escrow amounts are recovered during the Interim Servicing Period, Seller shall be entitled to retain such amounts.

“Purchase Price Percentage” means, with respect to a Transferred Loan, and as agreed to by Seller and Buyer, the price, expressed as a percentage, paid for such Transferred Loan as set forth in the related Purchase Commitment/Settlement, without any adjustment for any accrued interest, expenses or fees.

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“Qualified Assignee” means investment funds or accounts (or any subsidiary thereof) managed by Oaktree Capital Management, L.P. or any Affiliate or subsidiary of Oaktree Capital Management, L.P.

“Related Escrow Accounts” means all funds held by Seller or its Affiliates or Representatives with respect to the Transferred Loans, if any, including, but not limited to, all principal and interest funds and all buy down funds and all tax and insurance funds and other mortgage escrow (including interest accrued thereon for the benefit of the Borrowers under the Transferred Loans) maintained by Seller relating primarily to the Servicing Rights.

“Representative” means, with respect to any Person, any and all directors, officers, partners, employees, consultants, financial advisors, counsel, accountants, servicers, asset managers and other agents of such Person.

“Residential Loan” means an individual residential loan governed under RESPA sold by Seller and purchased by Buyer pursuant to this Agreement, provided that such loan is also identified as such on the Master Asset Transfer Schedule attached to the Purchase Commitment/Settlement delivered on or prior to the Closing Date.

“RESPA” means the Real Estate Settlement Procedures Act.

“Seller” has the meaning set forth in the introductory paragraph hereto.

“Seller Disclosure Schedules” means the Disclosure Schedules delivered by Seller to Buyer prior to the execution and delivery of this Agreement.

“Seller Documents” shall have the meaning set forth in Section 3.2(a).

“Security Document” means, with respect to a Transferred Loan secured by Collateral, the security agreement and/or other documents and instruments, if any, that grant and perfect a security interest in the Collateral to Seller.

“Seller Indemnified Parties” shall have the meaning set forth in Section 6.2(b).

“Seller Retained Liabilities” means (a) any Claims by any Borrower or any other Person relating to any wrongful act or omission or violation of Applicable Law or Accepted Servicing Practices, or alleged act or omission or violation of Applicable Law or Accepting Servicing Practices, or error, of Seller or any Affiliate or Representative of Seller, or any employee, agent or Representative acting on their behalf, with respect to the origination, ownership, administration or servicing of any of the Transferred Loans, or any document, agreement or instrument contained therein or relating thereto, occurring on or prior to the Closing Date, (b) any Claims by any Borrower or any other Person relating to any breaches by Seller of any of the Loan Documents prior to the Closing Date, and (c) any Claims involving property Taxes affecting any Mortgaged Property, that are due and payable as of the Closing Date and remain unpaid as of the Closing Date, and which are or may become a lien of priority equal to or senior to the lien of the related Mortgage. Notwithstanding the foregoing, Seller Retained Liabilities shall not include any Claims by any Borrower or any other Person arising out of or related to any

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action or omission of the Seller that was taken at the written direction or with the prior written consent of the Buyer.

“Seller’s Knowledge” means the actual knowledge, after due inquiry, of Robert T. Patterson and any other asset managers and/or loan officers employed by Seller and/or its Affiliates and Representatives that are directly involved in the servicing or management of the Transferred Loans.

“Servicer” means any party who has agreed to service the Transferred Loans on behalf of Buyer.

“Servicing Transferred Loan File” means, with respect to a Transferred Loan, the file containing originals or copies of all Loan Documents, except for those Loan Documents included in the related Loan File, including, to the extent applicable, all loan files, credit files and any other documentation, instruments, correspondence and records, in any form, primarily related to the Transferred Loan, the Mortgaged Property and/or the Collateral to the extent in the possession or control of Seller or its Affiliates or Representatives, including without limitation, all insurance policies, environmental site assessments, valuations, appraisals, underwriting files, loan history and credit memoranda.

“Servicing Rights” means, with respect to the Transferred Loans, the rights and obligations to administer, collect the payments for the reduction of principal and application of interest, collect payments on account of Taxes and insurance, pay Taxes and insurance, remit collected payments, modify, waive or amend any terms or provisions of the applicable Loan Documents, provide portfolio management, foreclosure and default management services, and any other obligations with respect to or in connection with such Transferred Loans, together with (a)  rights in all documents or contracts creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of a Seller thereunder (other than contracts with an outside contractor, subcontractor or third-party vendor that Seller uses to conduct the administration or servicing of the Transferred Loans), and (b) the right to receive any fees arising from or connected to such Transferred Loans, and all rights, powers and privileges incident to any of the foregoing.

“Servicing Transfer Date” means (a) the date on which the servicing functions for Transferred Loans (other than the Residential Loans) shall be transferred from Seller to Buyer, but in no event later than February 21, 2013 and (b) the date on which the servicing functions for the Residential Loans shall be transferred from Seller to Buyer, but in no event later than March 31, 2013.

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“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Body, including income, estimated income, escheat, severance, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim refund, amended return and declaration of estimated Tax.

“Transferred Loan” means any Commercial Loan or Residential Loan.

“Transfer Taxes” has the meaning set forth in Section 2.7

“Unpaid Principal Balance” means, with respect to any Transferred Loan on any date, the unpaid principal balance of such Transferred Loan, not including any accrued but unpaid interest or, for any Performing Loan, accrued but unpaid fees; provided, for the avoidance of doubt, that no loss reserves existing on the books of Seller in connection with such Transferred Loan shall be taken into account in determining the Unpaid Principal Balance of the Transferred Loan.

Section 1.2          Terms Generally.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in this Article have the meanings assigned to them in this Article and include both the plural and the singular;

(b)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(c)          the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation.”

Section 1.3          Incorporation by Reference.

All of the Exhibits hereto are incorporated by reference and shall be deemed to be a part of this Agreement.

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ARTICLE 2
PURCHASE AND SALE OF THE TRANSFERRED LOANS

Section 2.1          Agreement to Sell and Purchase the Transferred Loans; Excluded Assets.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, at Closing, and in consideration for the payment of the Purchase Price by Buyer to Seller by wire transfer of immediately available funds, Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, all of Seller’s rights, obligations, title and interest in, to and under the Purchased Assets. The term “Purchased Assets” shall mean the following assets of Seller:

(i)          the Transferred Loans, including the security interests created by the related Mortgages and Security Documents, as applicable;

(ii)          all Cash Flow with respect to each Transferred Loan after the Cut-Off Date;

(iii)          all rights and benefits of Seller with respect to any title, flood and fire, hazard and extended coverage insurance policies that insure any related Mortgaged Properties or Collateral, as applicable;

(iv)          the related Loan Documents, including the Loan Files and Servicing Transferred Loan Files;

(v)          all Servicing Rights with respect to the Transferred Loans;

(vi)          any and all Claims that the Seller may have against any borrower, any guarantor or any other obligor with respect to any Transferred Loan, including any judgments obtained against any borrower, guarantor or other obligor under any Transferred Loan prior to the date of this Agreement; and

(vii)          all proceeds in any way derived from any of the foregoing, all upon the terms and conditions set forth herein.

Notwithstanding the foregoing, or anything else in this Agreement to the contrary, the Purchased Assets shall not include any Seller Retained Liabilities, all of which are retained by Seller.

(b)          On the Closing Date, and in consideration of the sale, transfer, assignment, and conveyance of the Purchased Assets by Buyer, Buyer hereby agrees to assume from, and discharge Seller of, all obligations to be performed and Liabilities arising in connection with the Purchased Assets arising after the Closing Date, including (subject to Section 2.4 below) the servicing of Transferred Loans (the “Assumed Obligations”). Notwithstanding the foregoing, Seller and Buyer acknowledge and agree that the Assumed Obligations do not (and shall not) include any Seller Retained Liabilities, all of which are retained by Seller.

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(c)          All Cash Flow received by Seller or its Affiliates or Representatives on account of the Transferred Loans after the Cut-Off Date shall belong to Buyer and shall be sent by Seller to Buyer within fifteen (15) calendar days of Seller’s (or Seller’s Affiliates or Representatives’) receipt of any such Cash Flow.

(d)          From and after the date of this Agreement, and notwithstanding the fact that this Agreement does not contain a final, comprehensive list of the Transferred Loans to be transferred pursuant to this Agreement, Seller and Buyer agree to work in good faith to finalize: (i) the Closing Date Statement and the Master Asset Transfer Schedule generally in conformance with past discussions on the Purchase Price and (ii) the list of Transferred Loans to be attached to the Master Asset Transfer Schedule.

Section 2.2          Excluded Assets and Seller Retained Liabilities.

Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets or the Seller Retained Liabilities to Buyer, and Seller shall retain all right, title and interest to, in and under the Excluded Assets and all liability for the Seller Retained Liabilities. The term “Excluded Assets” shall mean all assets, properties, interests and rights of Seller other than the Purchased Assets and shall include:

(a)          all minute books, organizational documents, stock registers and such other books and records of Seller as pertain to ownership, organization or existence of Seller;

(b)          all Intellectual Property Rights of Seller; and

(c)          all Tax Returns and any claim, right or interest of Seller in or to any refund, rebate, abatement or other recovery for Taxes (other than Protective Advances) in each case relating to Seller’s Business or the Purchased Assets for all taxable periods (or portions thereof) ending on or prior to the Closing Date, together with any interest due thereon or penalty rebate arising therefrom. For the absence of doubt, Seller and Buyer acknowledge and agree that Seller shall not be entitled to any reimbursement or recovery of any Protective Advances or Expenses except for any deductions included in the calculation of the actual Purchase Price.

Section 2.3          Release and Transfer of Servicing.

On the Closing Date, Seller shall sell and convey the Transferred Loans to Buyer on a whole Transferred Loan basis with servicing released to Buyer as of the applicable Servicing Transfer Date.

Section 2.4          Servicing Agreement.

During the period of time starting on the Cut-Off Date and ending at the close of business on the applicable Servicing Transfer Date (such period, the “Interim Servicing Period”), Seller shall service the Transferred Loans for the benefit of Buyer and in accordance with Accepted Servicing Practices and Applicable Law (including RESPA with respect to Residential Loans). In addition, Seller and Buyer hereby agree to the following additional rules and guidelines for servicing of the Transferred Loans during the Interim Servicing Period:

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(a)          For Period from the Date of this Agreement Through Closing Date:

(i)          Seller shall (and shall cause its Affiliates and Representatives to) (A) consult in good faith with Buyer and its designated Representatives prior to entering into (or committing to enter into) any amendment, modification, waiver, forbearance, disposition, sale, or any other action with respect to any of the Transferred Loans or incurring any material expense with respect to any Transferred Loan, and (B) provide to Representatives of Buyer reasonable access during normal business hours to Seller’s employees engaged in servicing the Transferred Loans and the Loan Files related to the Transferred Loans;

(ii)          Seller shall not take or commit to take (and shall cause Seller’s Affiliates and Representatives to not take or commit to take) any action with respect to the Transferred Loans outside of Ordinary Course Transactions without the prior written consent of Buyer in its discretion, which shall not be unreasonably withheld; and

(iii)          with respect to Ordinary Course Transactions, Seller shall not (and shall cause its Affiliates and Representatives to not) undertake or accept (or commit to undertake or accept) any of the following actions without the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed): (A) a discounted payoff of any Transferred Loan or a sale of any Transferred Loan with an associated unpaid principal balance as of the Cut-Off Date of $50,000 or more; (B) any amendment, modification, waiver or forbearance of any of the terms or conditions of any Transferred Loan with an associated unpaid principal balance as of the Cut-Off Date of $50,000 or more, including without limitation, reductions of interest rate, changes to payment terms from current cash pay to accrual or pay-in-kind or reductions to principal balance; (C) taking or accepting title to any property which is collateral for a Transferred Loan as a result of judicial or non-judicial foreclosure, assignment or deed-in-lieu of foreclosure, power of sale, UCC sale or otherwise; or (D) incurring any expense in connection with any Transferred Loan in excess of, on an aggregate basis for each Transferred Loan during the Interim Servicing Period, the lesser of (x) $5,000 or (y) 5% of the unpaid principal balance of such Transferred Loan as of the Cut-Off Date.

(b)          For Period from Closing Date Through the applicable Servicing Transfer Date:

(i)          Seller shall (and shall cause its Affiliates and Representatives to) (A) consult in good faith with Buyer and its designated Representatives prior to entering into (or committing to enter into) any amendment, modification, waiver, forbearance, disposition, sale, or any other action with respect to any of the Transferred Loans or incurring any material expense with respect to any Transferred Loan, and (B) provide to Representatives of Buyer reasonable access during normal business hours to Seller’s employees engaged in servicing the Transferred Loans and the Loan Files related to the Transferred Loans; and

(ii)          shall not take or commit to take (and shall cause Seller’s Affiliates and Representatives to not take or commit to take) any action with respect to the Transferred Loans without the prior written consent of Buyer in its sole and absolute discretion.

Section 2.5          Escrow; Impound Amounts.

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Except as set forth on Schedule 2.5, there are no Related Escrow Accounts or Impound Amounts and Seller does not collect funds in connection with the Transferred Loans that would constitute Related Escrow Accounts.

Section 2.6          Expenses.

Seller shall be responsible for all Expenses of servicing the Transferred Loans until close of business on the Cut-Off Date; provided, however, that if any assessments are amortized and capable of being paid in installments, Seller shall only be responsible for the payment of installments due and payable through the close of business on the Cut-Off Date. For the avoidance of doubt, from and after the Cut-Off-Date, Buyer shall be solely responsible for all Expenses relating to servicing the Transferred Loans, including without limitation, all legal fees, property management fees and care and preservation fees incurred after the Cut-Off Date and payable to third parties; provided, however, that in no event shall Expenses include any servicing fees, asset management fees, costs of funds or any other amounts payable to Seller or any Affiliate or Representative of Seller. Amounts included in Expenses shall be pro-rated as applicable for amounts incurred in respect of periods beginning prior to the beginning of the applicable period to which the Expenses relate or ending after the end of the applicable period to which the Expenses relate.

Section 2.7          Transfer Taxes and Title Costs.

Notwithstanding anything contained in this Agreement to the contrary, Buyer and Seller shall each pay 50% of any and all documentary, sales, use, registration, value added, transfer, stamp, registration and similar Taxes, fees and costs, and all transfer, filing and recording fees otherwise required to be paid by either Seller or Buyer in connection with the transactions contemplated hereby (collectively, “Transfer Taxes”), and each of Buyer and Seller agrees to indemnify and hold the other harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of the either Buyer or Seller to pay their respective 50% shares of all such amounts on a timely basis. In addition, Buyer and Seller shall each pay 50% of the costs to obtain endorsements to existing title insurance policies (in the case of Transferred Loans) in favor of Buyer or its designee; provided that Seller shall not be required to obtain endorsements to existing title insurance policies that contain successor language allowing such policies to be assigned to Buyer or its designee.

Section 2.8          Letters of Credit.

(a)          Seller (or an Affiliate or any predecessor thereof) has issued certain letters of credit (each a “Letter of Credit” and, collectively, the “Letters of Credit”) set forth on Schedule 2.8 hereof. Prior to the expiration of the Letters of Credit, Seller shall continue to honor any drawings under the Letters of Credit made by the beneficiaries thereof in accordance with the terms of each applicable Letter of Credit (referred to herein as a “Drawing”). Upon the honoring by Seller of any such Drawing, Seller shall be entitled to reimburse itself pursuant to a drawing by Seller against the Seller in its capacity as escrow agent under the Backstop Deposit in the amount of such Drawing. To the extent that Buyer has deposited cash with Seller, as escrow agent, with respect to any Letters of Credit at Closing pursuant to this Agreement, and any such Letters of Credit are not fully drawn prior to expiration or other termination of such Letters of

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Credit, Seller, as escrow agent, shall promptly pay to Buyer, by wire transfer of immediately available funds to an account designated in writing by Buyer, any amounts deposited by Buyer that represent undrawn amounts under such Letters of Credit. Once all Letters of Credit have been terminated or released, any remaining funds in the Backstop Deposit shall be promptly returned to Buyer.

(b)          Seller acknowledges and agrees that Buyer shall have no liability or responsibility for any letters of credit, set aside letters or similar items related to the Purchased Assets that are not set forth on Schedule 2.8 (or any liability for amounts in excess of the amounts set forth on Schedule 2.8 for Letters of Credit that are set forth on Schedule 2.8), even if Seller discovers such items after the Closing Date and Seller agrees to assume and retain any risk that Seller has not included any such letters of credit, set aside letters or similar items related to the Purchased Assets on Schedule 2.8, or has not included the full exposure of Seller with respect to Letters of Credit that are set forth on Schedule 2.8. In addition, to the extent that any Letters of Credit (or any letters of credit, set aside letters or similar items related to the Purchased Assets that are not set forth on Schedule 2.8) are collateralized, cross-collateralized or cross-defaulted with any of the Purchased Assets or the Loan Documents, Seller hereby severs any such collateralization, cross-collateralization and cross-default and agrees that Seller shall have no right to exercise any rights under the Loan Documents or otherwise take any action against any of the Purchased Assets, any Credit Party, any Credit Party Affiliate or Buyer for repayment of any amounts drawn under Letters of Credit set forth on Schedule 2.8 or any other letters of credit, set aside letters or similar items related to the Purchased Assets that are not set forth on Schedule 2.8. Seller agrees to promptly execute and deliver to Buyer any documents or instruments reasonably requested by Buyer in order to effect the severance of any such cross-collateralization and/or cross default.

(c)          The Seller agrees to serve as escrow agent with respect to the Backstop Deposit and agrees to deposit the Backstop Deposit in a segregated account (the “Deposit Account”). The Seller, as escrow agent, (i) shall hold the Backstop Deposit and the Deposit Account in trust, (ii) shall not take any action that would reasonably be expected to cause the Backstop Deposit or the Deposit Account to be subject to any lien, attachment, trustee process or any other judicial process of any creditor of Seller, Buyer or Seller, as escrow agent, and (iii) shall hold and safeguard the Backstop Deposit and the Deposit Account in trust until the Backstop Deposit is released pursuant to the terms and conditions of this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

As of the date of this Agreement and as of the Closing Date and as an inducement to Buyer to purchase the Purchased Assets on such Closing Date, Seller represents and warrants to Buyer that, except as otherwise set forth in the Seller Disclosure Schedules, Seller hereby represents and warrants to Buyer that the statements contained in this ARTICLE 3 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date as though made as of the Closing Date. Notwithstanding the foregoing, the Seller Disclosure Schedules shall not include any exceptions to the representations and warranties set forth in subsections (a), (b), (f), (m), (u), or (v) of Section 3.6.

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Section 3.1          Organization.

Seller is (and has at all times during the time of its activities with respect to the origination, making, selling and servicing of the Transferred Loans been) a North Carolina chartered banking corporation, and Seller has (and all times during the time of its activities with respect to the origination, making, selling and servicing of the Transferred Loans has had) all requisite power and authority to own, lease and operate its properties and to carry on its business. Seller has (and had at the time of origination and servicing, as applicable) in full force and effect all material licenses, registrations and qualifications in all appropriate jurisdictions reasonably necessary to conduct all activities performed with respect to the origination, making, acquiring, selling, pooling and servicing of the Transferred Loans, if and to the extent it performed any such functions.

Section 3.2          Authorization of Agreement.

(a)          Seller has full corporate power and authority to execute and deliver this Agreement and each other agreement (including the Ancillary Documents), document, instrument or certificate contemplated by this Agreement to be executed by Seller in connection with the transactions contemplated hereby and thereby (the “Seller Documents”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each Seller Document have been duly authorized by all necessary corporate action on behalf of Seller. This Agreement has been, and each Seller Document shall be at or prior to the Closing, duly executed and delivered by Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Seller Document when so executed and delivered shall constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, public policy, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)          Seller can perform each and every applicable covenant and other agreement contained in this Agreement, the Ancillary Documents delivered in connection herewith and the Seller Documents.

Section 3.3          Conflicts; Consents of Third Parties.

(a)          None of the execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by Seller with any of the provisions hereof, shall conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination or, cancellation under, any provision of (i) the certificate of incorporation and by-laws (or other organizational and governing documents) of Seller, (ii) any Order applicable to Seller or by which any of the properties or assets of Seller are bound or (iii) any Applicable Law.

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(b)          No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or any agreement or certificate delivered in connection herewith, the compliance by Seller with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby.

Section 3.4          Litigation.

Except as set forth on Schedule 3.4, there are no Actions by any Person or Governmental Body pending or, to Seller’s knowledge, threatened (and, to Seller’s Knowledge, there is no reasonable basis for any of the foregoing), against Seller or any of its Affiliates or Representatives, which Actions (i) relate to the Purchased Assets or the Assumed Obligations, (ii) seek to restrain, enjoin or delay the consummation of the transactions contemplated by this Agreement or any of the Ancillary Documents or seek damages in connection herewith or therewith or (iii) are reasonably likely to affect the legality, validity or enforceability of this Agreement or the agreements or certifications delivered in connection herewith, or Seller’s ability to perform its obligations hereunder or thereunder.

Section 3.5          Financial Advisors.

Except for Morgan Keegan Mortgage Company, Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement, to which is owed any fee or commission or like payment in respect thereof, other than any fee, commission or like payment for which Seller shall be solely responsible. Buyer shall have no obligation to Morgan Keegan Mortgage Company, Inc. for any fee or commission or like payment under this Agreement or otherwise relating to the transactions contemplated by this Agreement.

Section 3.6          Transferred Loans.

(a)          Ownership of Transferred Loans. Seller has good and marketable title to, and is the sole owner and holder of, the Transferred Loans (or the proceeds thereof with respect to those Transferred Loans which have been paid off in accordance with their terms or which have been disposed of by the Bank in accordance with this Agreement), free and clear of any and all liens, pledges, charges, or security interests of any nature other than Permitted Liens. The transfer, assignment and delivery of the Transferred Loans in accordance with the terms and conditions of this Agreement shall vest in Buyer all of the Bank’s rights as owner of such Transferred Loans free and clear of any and all liens, pledges, charges, or security interests of any nature, including, but not limited to, those of Seller, except as otherwise set forth in this Agreement. The sale, transfer and assignment of the Transferred Loans and the Loan Documents are free and clear of any participation interest.

(b)          Authority to Transfer Transferred Loans. Seller has full right and authority to sell, assign and transfer the Transferred Loans.

(c)          Title Insurance. The lien of the related Mortgage for all Mortgages is insured by a mortgagee title insurance policy, or its equivalent as adopted in the applicable

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jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Transferred Loan, its successors and assigns, as to the first priority lien or subordinated lien, as applicable, of the Mortgage in the original principal amount of the Transferred Loan, subject only to Permitted Liens. The Master Asset Transfer Schedule sets forth and accurately reflects the lien priority as to each title insurance policy with respect to each related Mortgage. Each title insurance policy is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder, no claims have been paid thereunder, and, to Seller’s Knowledge, no prior holder of the related Transferred Loan, including Seller, has done, by act or omission, anything which would impair the coverage of any such mortgage title insurance policy.

(d)          Enforceability. Each Transferred Loan is evidenced by a Note and is duly secured by a valid lien on the related Mortgaged Property, in each case, on forms and pursuant to terms that are in compliance with all material requirements of Applicable Laws at the time of origination. Each related Note and each related Mortgage is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by Laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). To Seller’s Knowledge, no Transferred Loan is subject to any right of rescission, set-off, recoupment, counterclaim or defense, including the defense of usury, that would render the Note or Mortgage unenforceable.

(e)          Disbursement. All draws required to be funded have been funded in compliance with the terms and provisions of the Mortgage, Note and related loan agreement, if any. The full original principal amount of each Transferred Loan has been fully disbursed or credited to the Borrower under the related Note and there is no requirement for any lender to make future advances thereunder. To Seller’s Knowledge, all material costs, fees and expenses incurred in making, closing or recording the related Mortgage were paid. Except for refunds or amounts paid in accordance with Acceptable Servicing Practices, no Borrower is entitled to any refund or any amounts paid or due to any lender pursuant to any related Note or related Mortgage.

(f)          Priority of Lien. Each Mortgage has been duly acknowledged and recorded, and is a valid, enforceable and subsisting, perfected first lien on the Mortgaged Property therein described except as set forth on the Master Asset Transfer Schedule, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage instrument except for Permitted Liens.

(g)          Insurance. Other than Transferred Loans with outstanding principal amounts below $250,000 in the aggregate for which Seller does not monitor insurance coverage, all buildings and improvements upon the related Mortgaged Property are insured by a generally acceptable insurance carrier against loss by a fire and extended perils policy providing coverage against loss or damage included within the “all risk of physical loss” or the equivalent thereof and such other hazards as are customarily insured against in the area where each Mortgaged Property is located, in an amount (subject to a customary deductible) at least equal to the

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outstanding principal amount of such Transferred Loan. The Loan Documents require the Borrower to maintain (or to cause the applicable tenant to maintain) the insurance referred to in this paragraph in respect of the Mortgaged Property. If any portion of the improvements on the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having “special flood hazards,” a flood insurance policy meeting any requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal amount of such Transferred Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost or value of the improvements located on such Mortgaged Property. The Loan Documents require the Borrower to maintain (or to cause the applicable tenant to maintain) the insurance referred to in this paragraph in respect of the Mortgaged Property.

(h)          Waivers and Modifications. The terms of the related Mortgage and the related Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Loan File. Seller has not: (a) agreed to any material modification, extension or forbearance in connection with a Note or Mortgage; (b) released, satisfied or canceled any Note or Mortgage in whole or in part; (c) subordinated any Mortgage in whole or in part; or (d) released any Mortgaged Property in whole or in part from the lien of any Mortgage, unless a written instrument necessary to effect any of the foregoing is held in the related Loan File and otherwise satisfies all Applicable Laws. Seller has not advanced its funds to cure a default or delinquency with respect to any such Transferred Loans, except as specifically set forth on the Master Asset Transfer Schedule. Between the Cut-Off Date and the date hereof, Seller has not agreed to any material modification, extension or forbearance in connection with any Note or Mortgage.

(i)          Related Escrow Accounts. Except as set forth on Schedule 2.5, there are no Related Escrow Accounts maintained or established by Seller or any Affiliate or Representative of Seller related to the Transferred Loans.

(j)          Application of Funds. All payments received by Seller with respect to any Transferred Loan have been remitted and properly accounted for as required by all Applicable Laws in all material respects. All funds received by Seller in connection with the satisfaction of Transferred Loans, including, but not limited to, foreclosure proceeds, condemnation proceeds and insurance proceeds from hazard losses, have been deposited in the appropriate principal and interest account or taxes and insurance account, and other than in the ordinary course consistent with the past servicing practice of Seller, all such funds have been applied to reduce the principal balance of the Transferred Loans in question, or for reimbursement of repairs to the Mortgaged Property in question, or as otherwise required by Applicable Laws. The unpaid principal balances of the Transferred Loans are not less than the amount set forth on the Master Asset Transfer Schedule.

(k)          Valid Assignment. The assignment of the Mortgage related to each Transferred Loan, constitutes the legal, valid and binding assignment of such mortgage from Seller to Buyer subject to the exceptions described in Section 3.6(d) above.

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(l)          Loan File. Each and every Loan File relating to a Transferred Loan contains (a) in all material respects, true, correct and complete copies of all Loan Documents evidencing, securing, governing or otherwise relating to each Transferred Loan, the originals of which were duly executed, original, genuine and in due and proper form, (b) with respect to promissory notes and guarantees, such documents and instruments are duly executed, original (except as provided in Section 5.2(a)), genuine and in due and proper form, (c) in all material respects, true, correct and complete copies of each of the documents and instruments required to be maintained by all Applicable Laws and this Agreement, the originals of which were duly executed, original, genuine and in due and proper form, and (d) all other material documents and information relating to such Transferred Loan in the possession or control of Seller or its Affiliates or Representatives.

(m)          Loan Characteristics. The information set forth on the Master Asset Transfer Schedule is true and correct in all material respects, except that the unpaid principal balances set forth on the Master Asset Transfer Schedule shall be true and correct in all respects.

(n)          Servicing. The servicing and collection practices used by Seller and its Affiliates and Representatives with respect to the Transferred Loans have at all times complied in all material respects with Applicable Law and Accepted Servicing Practices.

(o)          Customary Remedies. The related Mortgage or Note, together with Applicable Law, contains customary and enforceable provisions (subject to the exceptions set forth in Section 3.6(d) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

(p)          Deed of Trust. If the related Mortgage is a deed of trust, to Seller’s Knowledge, a trustee, duly qualified under Applicable Law to serve as such, is properly designated and serving under such Mortgage.

(q)          Lien Releases. Except as otherwise set forth in the Loan Documents, the related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage, except upon payment in full of all amounts due under such Transferred Loan which have been allocated to such Mortgaged Property upon the payment of specified release consideration.

(r)          Environmental. To Seller’s Knowledge, no Hazardous Substance has been installed, placed, disposed of, released, identified or dealt with in any manner in, on, under, around or at any Mortgaged Property. To Seller’s Knowledge, no Mortgaged Property has been used for the release, storage, treatment, generation or disposal of Hazardous Substances. To Seller’s Knowledge, no Hazardous Substances are present in, on, under, around, at or below any Mortgaged Property in such a manner or concentration as to violate any law, regulation or guideline. To Seller’s Knowledge, no Mortgaged Property, by itself or as part of any other property, has been identified by any government agency as the site of a “release,” within the meaning of CERCLA or RCRA, of a Hazardous Substance.

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(s)          No Litigation. Except as set forth on Schedule 3.4, there is no pending or, to Seller’s Knowledge, threatened in writing, litigation, court action, administrative or regulatory action or arbitration proceeding against Seller and/or with respect to any Transferred Loan.

(t)          Due-on-Sale Clauses. Each related Mortgage or Loan Document contains provisions for the acceleration of the unpaid balance of such Transferred Loan, if, without prior consent of lender or satisfaction of certain conditions, the related Mortgaged Property is transferred, sold or encumbered in connection with subordinate financing.

(u)          No Cross-Collateralization or Cross-Default. None of the Transferred Loans are secured by the same property as any other loan held by Seller or its Affiliates which is not being transferred pursuant to this Agreement, and none of the Transferred Loans are cross-defaulted or cross-collateralized with any loan or other obligation that is not being transferred to Buyer as part of the Purchased Assets.

(v)          Deposit Account Collateral. To the extent that any of the Collateral for any of the Transferred Loans is deposit accounts or cash collateral accounts or similar (the “Account Collateral”), Seller has a perfected security interest in the Account Collateral pursuant to Section 9-314 of the UCC by control of such Account Collateral pursuant to an authenticated agreement among the applicable Borrower, Seller and the bank with which the Account Collateral is maintained in accordance with the requirements of Section 9-104 of the UCC, and such security interest will remain perfected in favor of Buyer from and after the transfer of the applicable Transferred Loan to Buyer pursuant to this Agreement and the Seller Documents.

(w)          Impound Amounts. Except as set forth on Schedule 2.5, there are no Impound Amounts related to the Transferred Loans.

(x)          Consumer Regulations. Each Residential Loan has complied in all material respects with any and all requirements of Applicable Laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory lending, abusive lending, fair lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Residential Loan; and any obligations of the holder of the Note, Mortgage and other Loan Documents have been complied with in all material respects and the consummation of the transaction contemplated hereby will not involve the violation of any such Applicable Laws.

(y)          HOEPA. No Residential Loan is subject to the provisions of the Homeownership and Equity Protection Act of 1994 ("HOEPA") as amended or has an "annual percentage rate" or "total points and fees" payable by the mortgagor (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)) or is considered a "high cost," "predatory" or "abusive" loan (or a similarly designated loan using different terminology) under any Applicable Laws

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the Closing Date that:

Section 4.1          Organization.

Buyer is a duly organized limited liability company under the laws of the state of its jurisdiction and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

Section 4.2          Authorization of Agreement.

(a)          Buyer has full corporate power and authority to execute and deliver this Agreement and each other agreement (including the Ancillary Documents), document, instrument or certificate contemplated by this Agreement to be executed by Buyer in connection with the transactions contemplated hereby and thereby (the “Buyer Documents”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each Buyer Document have been duly authorized by all necessary limited liability company action on behalf of Buyer. This Agreement has been, and each Buyer Document shall be at or prior to the Closing, duly executed and delivered by Buyer, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Buyer Document when so executed and delivered shall constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, public policy, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)          Buyer can perform each and every applicable covenant and other agreement contained in this Agreement, the Ancillary Documents delivered in connection herewith and the Buyer Documents.

Section 4.3          Conflicts; Consents of Third Parties.

(a)          None of the execution and delivery by Buyer of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by Buyer with any of the provisions hereof, shall conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination or, cancellation under, any provision of (i) the certificate of formation and limited liability company agreement (or other organizational and governing documents) of Buyer, (ii) any Order applicable to Buyer or by which any of the properties or assets of Buyer are bound or (iii) any Applicable Law.

(b)          No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Buyer in connection with the execution and delivery of this Agreement or any agreement or certificate delivered in connection herewith, the compliance by Buyer with any of the

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provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby.

Section 4.4          Litigation.

There are no Actions by any Governmental Body pending or, to Buyer’s knowledge, threatened (and, to Buyer’s knowledge, there is no reasonable basis for any of the foregoing), against Buyer or any of its Affiliates, which Actions (i) relate to the Purchased Assets or the Assumed Obligations, (ii) seek to restrain, enjoin or delay the consummation of the transactions contemplated by this Agreement or any of the Ancillary Documents or seek damages in connection herewith or therewith or (iii) is reasonably likely to affect the legality, validity or enforceability of this Agreement or the agreements or certifications delivered in connection herewith, or Buyer’s ability to perform its obligations hereunder or thereunder.

Section 4.5          Financial Advisors.

No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated by this Agreement, to which is owed any fee or commission or like payment in respect thereof, other than any fee, commission or like payment for which Buyer shall be solely responsible.

Section 4.6          No Other Representations.

Buyer acknowledges that Seller makes no representation or warranty whatsoever in connection with this Agreement or the transactions contemplated hereby, including with respect to future performance of the Transferred Loans or any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Purchased Assets, except as expressly set forth in this Agreement, the Seller Documents and the Purchase Commitment/Settlement. Buyer acknowledges that no employee or representative of Seller has been authorized to make any statements or representations, other than those specifically contained in this Agreement, the Seller Documents and the Purchase Commitment/Settlement. Seller acknowledges that Buyer makes no representation or warranty whatsoever in connection with this Agreement or the transactions contemplated hereby except as expressly set forth in this Agreement, the Buyer Documents and/or the Purchase Commitment/Settlement. Seller acknowledges that no employee or representative of Buyer has been authorized to make any statements or representations, other than those specifically contained in this Agreement, the Buyer Documents and/or the Purchase Commitment/Settlement.

ARTICLE 5
CLOSING OF PURCHASE OF TRANSFERRED LOANS

Section 5.1          Payment of Estimated Purchase Price; Post-Closing Adjustments.

(a)          On the Closing Date, and in consideration of the sale of the Purchased Assets by Seller on such Closing Date, Buyer shall pay to Seller the amount of the Estimated Purchase Price (as set forth in the Closing Date Statement delivered by Seller to Buyer, together with reasonable supporting documentation, prior to the Closing Date) by wire transfer of immediately available funds to the bank account that is designated by Seller in the related

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Purchase Commitment/Settlement. The payment of such aggregate Purchase Price by Buyer shall be subject to the satisfaction of all of the conditions precedent set forth in Section 5.3 hereof.

(b)          Prior to or at Closing, Buyer shall deposit cash with Seller, as escrow agent, in an amount sufficient to cover any draws on the Letters of Credit identified on Schedule 2.8 (the “Backstop Deposit”). Seller acknowledges and agrees that Buyer shall have no liability or responsibility for any letters of credit, set aside letters or similar items related to the Purchased Assets and the Transferred Loans that are not set forth on Schedule 2.8, even if Seller discovers such items after the Closing Date and Seller agrees to assume and retain any risk that Seller has not included any such letters of credit, set aside letters or similar items on Schedule 2.8.

(c)          Within thirty (30) days after the Closing Date, Seller shall deliver to Buyer (i) a final closing statement in the same form as the Closing Date Statement, updated to reflect actual Protective Advances and Expenses with respect to the Transferred Loans paid by Seller following the Cut-Off Date and before the Closing Date and all Cash Flow for the period following the Cut-Off Date and before the Closing Date (the “Final Closing Statement”), which shall be in the same format as the Closing Date Statement and which shall set forth a calculation (together with any reasonable supporting documentation requested by Buyer) of the actual Purchase Price.

(d)          Within sixty (60) days after receipt of the Final Closing Statement, Buyer shall advise Seller in writing if it believes that the Final Closing Statement did not accurately reflect the items required to be included therein, stating in reasonable detail each disagreement therewith and the basis therefor. In the event Buyer delivers such an objection, Seller and Buyer shall attempt in good faith to resolve their differences. In the event all differences are not resolved within thirty (30) days after Seller’s receipt of Buyer’s objections to the proposed Final Closing Statement, then the issues remaining unresolved shall be determined by a mutually agreed, nationally recognized accounting firm (the “Accountant”). The Accountant shall resolve all disputed items in accordance with the provisions of this Agreement within thirty (30) days of receipt of such dispute. In making its determination, the Accountant may only consider those items and amounts as to which Buyer and Seller have disagreed within the time periods and on the grounds specified. The Accountant’s determination shall be conclusive and binding on Buyer and Seller absent manifest error. Each party shall make available to the other parties hereto, and to the Accountant, its and its accountant’s work papers (to the extent possible), schedules and other supporting data as may be reasonably requested by such other parties to enable them to verify the amounts set forth in the Final Closing Statement. The fees of the Accountant shall be shared by Buyer, on the one hand, and Seller, on the other hand, in proportion to the relative differences between their respective calculations of the actual Purchase Price and the amount determined by the Accountant.

(e)          If the Estimated Purchase Price exceeds the actual Purchase Price (as finally determined under this Section 5.3), then Seller shall, within fifteen (15) calendar days after the actual Purchase Price has been finally determined, pay such excess by wire transfer of immediately available funds to Buyer. If the Estimated Purchase Price is less than the actual Purchase Price (as finally determined under this Section 5.3), then Buyer shall, within fifteen

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(15) calendar days after the actual Purchase Price has been finally determined, pay such deficiency by wire transfer of immediately available funds to Seller.

Section 5.2          Assignment and Delivery of Loan Documents.

(a)          Loan File. On the Closing Date, Seller shall deliver to Buyer, or its designated custodian, the Loan File with respect to each Transferred Loan sold to Buyer, which shall include the following Loan Documents:

(i)          The original Note, or, if not available, a lost note affidavit and indemnity in form and substance acceptable to Buyer, endorsed to the order of Buyer pursuant to an allonge or endorsement in form and substance acceptable to Buyer and signed, by facsimile or manual signature, in the name of Seller by an authorized officer of Seller;

(ii)          Original policy of title insurance and all applicable endorsements thereto (or a true and correct copy thereof);

(iii)          Original guarantee, if any, or, if not available, a lost guarantee affidavit and indemnity in form and substance acceptable to Buyer, for each Mortgage and any Collateral;

(iv)          Originals of all modification or forbearance agreements (or true and correct copies thereof), if any;

(v)          If the Transferred Loan is secured by a Mortgage: (A) the original Mortgage, with evidence of recording thereon, or a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the public recording office, and (B) an original recorded Assignment of Mortgage from Seller to Buyer in form and substance acceptable to Buyer;

(vi)          If the Transferred Loan is secured by Collateral: (A) all Security Documents or, if any original Security Document has been lost, a copy of such Security Document certified as being a true, correct and complete copy by an authorized officer of Seller, (B) true, correct and complete originals of stock certificates, certificates of deposit, etc. which make up the Collateral, and (C) the original recorded Assignment of Security Document from Seller to Buyer in form and substance acceptable to Buyer;

(vii)          If applicable, either: (A) originals of all recorded intervening assignments, if any, showing the ultimate transfer of title from the originator to Seller, (with evidence of recording thereon, if applicable), or (B) copies of any recorded assignments certified by the public recording office in any instances where the original recorded assignments have been lost or retained by the public recording office;

(viii)          An assignment of each UCC-1 financing statement related to the Transferred Loans conforming to applicable law and custom and acceptable in form and substance to Buyer in its reasonably discretion; and

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(ix)          On or prior to the applicable Servicing Transfer Date (and otherwise in compliance with all Applicable Laws, including RESPA with respect to Residential Loans), Seller shall send a letter advising each Borrower of the assignment of the Transferred Loan to Buyer, in form and substance acceptable to Buyer.

(b)          Servicing Transferred Loan File. On the applicable Servicing Transfer Date, the Servicing Transferred Loan Files for the Transferred Loans shall be shipped by Seller to Buyer, or to Buyer’s designated Servicer on behalf of Buyer.

Section 5.3          Additional Conditions to Closing.

(a)          Buyer’s obligation to consummate the purchase of the Purchased Assets shall be subject to the satisfaction of the following conditions:

(i)          The related Purchase Commitment/Settlement shall have been entered into between Seller and Buyer; and

(ii)          Buyer shall have received the Master Asset Transfer Schedule and any Seller Disclosure Schedules, and such Master Asset Transfer Schedule and Seller Disclosure Schedules shall be in form and substance acceptable to Buyer.

(b)          Seller’s obligation to consummate the sale of the Purchased Assets shall be subject to the satisfaction of the following conditions:

(i)          The related Purchase Commitment/Settlement shall have been entered into between Seller and Buyer; and

(ii)          Seller shall have received the aggregate Purchase Price for the Transferred Loans from Buyer.

(iii)          Buyer shall have deposited cash with Seller, as escrow agent, in an amount equal to the Backstop Deposit.

ARTICLE 6
Indemnification

Section 6.1          Survival.

All of the representations and warranties of the parties hereto contained in this Agreement or any Ancillary Document shall survive the Closing until the date which is twelve (12) months following the Closing Date; provided, however, that the representations and warranties contained in subsections (a), (b), (f), (m), (u) and (v) of Section 3.6 shall survive for twenty-four (24) months following the Closing Date. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent only that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Notwithstanding the foregoing, any breach of covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to

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the preceding sentence, if (a) specific notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given in writing to the party against whom such indemnity may be sought prior to such time; or (b) the breach was a product of fraud or willful misrepresentation perpetrated by Seller.

Section 6.2          Indemnification.

Subject to Section 6.1, Section 6.4, and Section 6.5,

(a)          Indemnification by Seller. Seller hereby agrees, from and after the Closing, to indemnify and hold Buyer and its directors, officers, employees, Affiliates, agents, Representatives, successors and permitted assigns (collectively, the “Buyer Indemnified Parties”) harmless from and against any and all losses, Liabilities, Claims, demands, judgments, damages, fines, Actions, costs and expenses (but in the case of costs and expenses of a party hereto or its Affiliates, limited to the reasonable, actual out of pocket costs and expenses of such party or its Affiliates) (individually, a “Loss” and collectively, “Losses”) to the extent:

(i)          based upon or arising from the failure of any of the representations or warranties made by Seller in this Agreement, any Ancillary Document or any other Seller Documents to be true and correct in all respects;

(ii)          based upon or arising from any Document Defect; provided that Seller shall have the option to cure such Document Defect within a period of forty-five (45) days from the time it discovers or receives notice from Buyer of the existence of such defect;

(iii)          based upon or arising from the breach of any covenant or other agreement contained herein on the part of Seller;

(iv)          based upon or arising from any Seller Retained Liabilities;

(v)          based upon or arising from any Excluded Asset; and

(vi)          based upon or arising from any failure of Seller, as escrow agent, to comply with its obligations under Section 2.8 of this Agreement, including without limitation, any failure of Seller, as escrow agent, to promptly refund to Buyer any amounts deposited at Closing with Seller, as escrow agent, with respect to any Letters of Credit, to the extent such Letters of Credit have expired or been terminated without being fully drawn.

(b)          Indemnification by Buyer. Buyer hereby agrees, from and after the Closing, to indemnify and hold Seller and its directors, officers, employees, Affiliates, agents, Representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless from and against any and all Losses to the extent:

(i)          based upon or arising from the failure of any of the representations or warranties made by Buyer in this Agreement, any Ancillary Document or any other Buyer Documents to be true and correct in all respects;

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(ii)          based upon or arising from the breach of any covenant or other agreement contained herein on the part of Buyer; and

(iii)          based upon or arising from any Assumed Obligation.

(c)          Repurchase Option.

(i)          In the event that estimated Losses due to a breach of a representation or warranty for any individual Transferred Loan exceed the greater of $100,000 or twenty percent (20%) of the Unpaid Principal Balance of such Transferred Loan, the Seller shall have the right to repurchase such Transferred Loan from Buyer for an amount equal to (i) the Allocated Purchase Price for such Transferred Loan, plus (ii) actual costs and Expenses incurred by Buyer during the period Buyer owned such Transferred Loan; provided that at the request of Seller, the Buyer shall provide Seller reasonable supporting documentation of such costs and Expenses, minus (iii) in the case of a Transferred Loan, collections of principal received with respect to such Transferred Loan since the Cut-Off Date, but only to the extent that, in the case of such Transferred Loan, such collections result in the reduction of the outstanding principal balance of such Transferred Loan in accordance with the provisions of the Loan Documents.

(ii)          Upon the repurchase of a Transferred Loan, Buyer shall convey to Seller all of Buyer’s right, title and interest in and to such Transferred Loan and Seller shall assume all liabilities and obligations with respect to such Transferred Loan; provided that, in no event shall Seller assume any liabilities or obligations with respect to such Transferred Loan that arise during the period Buyer owned the Transferred Loan. Buyer shall endorse, transfer, convey or assign to Seller the Transferred Loan and/ in the same manner as such Loan Documents were transferred and assigned from Seller to Buyer by documentation in the same form as that delivered from Seller to Buyer, but mutatis mutandis. Seller shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby in connection with such repurchase, and shall be responsible for recording any documents evidencing the transfers contemplated in connection with such repurchase. After repurchase hereunder, Buyer shall immediately endorse, assign over and deliver to Seller any and all payments received after repurchase by Seller from or on behalf of any obligor on the repurchased Transferred Loan.

Section 6.3          Indemnification Procedures.

(a)          Each Person entitled to indemnification under this Article 6 (the “Indemnified Party”) shall give written notice to the Person required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party receives written notice of any claim, event or matter as to which indemnity may be sought; provided that the failure of the Indemnified Party to give notice as provided in this Section 6.3(a) shall not relieve any Indemnifying Party of its obligations under ARTICLE 6, except to the extent that such failure materially prejudices the rights of any such Indemnifying Party. If the Indemnified Party makes a claim on account of a Loss which may be covered by third party indemnification or insurance, the Indemnified Party shall undertake diligent and good faith efforts to pursue recovery available under such third party indemnification or insurance policy and shall keep the Indemnifying Party

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reasonably informed of such efforts, but shall not be required to make any claim or exhaust any remedies under any third party indemnification or insurance policy as a condition to making a claim under this Agreement. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party; and, if the Indemnifying Party agrees (without conceding responsibility for indemnification hereunder) that the subject matter of such claim is within the scope of the indemnification provisions under the terms of this Agreement (an “Indemnification Claim”), the Indemnifying Party shall have the right to defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, it shall within thirty (30) days (or sooner, if the nature of the Indemnification Claim so requires) notify the Indemnified Party of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, then the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the Indemnifying Party shall assume the defense of any Indemnification Claim, then the Indemnified Party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (A) so requested by the Indemnifying Party to participate or (B) in the written opinion of counsel to the Indemnified Party a conflict exists between the Indemnified Party and the Indemnifying Party that the assumption of such defense by the Indemnifying Party would be inappropriate; provided further that the Indemnifying Party shall not be required to pay for more than one (1) such counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim.

(b)          Notwithstanding anything in this Section 6.3 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the third party claimant and such party provide to such other party an unqualified release from all Liability in respect of the Indemnification Claim and such other party is not required to make any payment in connection with such settlement. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party’s willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, then the Indemnified Party may continue to contest such Indemnification Claim, free of any participation by the Indemnifying Party, and the amount of any ultimate Liability with respect to such Indemnification Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus, without duplication, the aggregate reasonable out-of-pocket fees and expenses incurred by the Indemnified Party in connection with the defense of such Indemnification Claim through the date of its rejection of the settlement offer, to the extent such fees would be due and payable pursuant to Section 6.3(a)(A) or (B), and (B) the Losses suffered by the Indemnified Party in connection with such Indemnification Claim. If the Indemnifying Party makes any payment on any Indemnification Claim, then the Indemnifying Party shall be subrogated, to the

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extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Indemnification Claim.

(c)          After any decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction, or a settlement shall have been consummated (in accordance with this ARTICLE 6, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter.

(d)          Each party shall reasonably cooperate, and cause their respective Affiliates reasonably to cooperate, in the defense or prosecution of any Indemnification Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, it being understood that the party requesting such cooperation shall promptly reimburse the other party for any reasonable out-of-pocket expenses incurred by the cooperating party (including reasonable out-of-pocket travel expenses to and from and attending conferences, discovery proceedings, hearings, trials or appeals).

Section 6.4          Certain Limitations on Indemnification.

(a)          Each of the parties hereto agrees to take all reasonable steps to mitigate their respective Losses that are indemnifiable hereunder, but the provisions of this Section 6.4 shall not require an Indemnified Party to exhaust any remedies against a third party Indemnitor or insurance prior to making a claim under this Agreement against an Indemnifying Party. If any party receives an insurance payment or a recovery from a third party in respect of its Loss after payment has been made under any indemnification provision of this Agreement in respect of that Loss, the Indemnified Party shall pay to the Indemnifying Party the amount of such insurance payment or third party recovery received by the Indemnified Party (less the Indemnified Party’s reasonable costs incurred to secure such insurance payment or third party recovery) within five (5) business days after such insurance payment or third party recovery is received; provided that, for the avoidance of doubt, Buyer shall not be required to pay over to Seller any tax benefit by virtue of the foregoing provision.

(b)          Subject to Section 6.4(d) below, Seller shall not be liable for Losses under Section 6.2(a)(i), and Buyer shall not be liable for Losses under Section 6.2(b)(i) unless the amount of Losses under the applicable Section exceeds five thousand dollars ($5,000) in the aggregate; provided, that in the event Losses under either Section 6.2(a)(i) or Section 6.2(b)(i) exceed such amount, then Seller or Buyer, as the case may be, shall be liable for all of such Losses, including the first five thousand dollars ($5,000).

(c)          Subject to Section 6.4(d) below, Seller shall not be liable for Losses under Section 6.2(a)(i), and Buyer shall not be liable for Losses under Section 6.2(b)(i) to the extent such Losses exceed five percent (5.0%) of the aggregate Purchase Price for all Transferred Loans. In furtherance of the foregoing, Seller and Buyer acknowledge and agree that if any Transferred Loan is repurchased by Seller pursuant to Section 6.2(c) above, fifty percent (50%) of the amounts payable by Seller under Section 6.2(c) to repurchase the applicable Transferred

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Loan shall apply towards (and count against) the cap on maximum liability contained in this Section 6.4(c); provided, however, any amounts payable by Seller to repurchase a Transferred Loan related to a breach of the representations and warranties contained in subsections (a), (b), (f), (m), (u) and (v) of Section 3.6 shall not apply towards (or count against) the cap on maximum liability contained in this Section 6.4(c).

(d)          Notwithstanding anything to the contrary contained herein, Losses that result from (a) actual fraud or intentional misrepresentation by Seller or its Affiliates or Representatives, (b) breaches of the representations and warranties contained in subsections (a), (b), (f), (m), (u) and (v) of Section 3.6, (c) any Seller Retained Liabilities, or (d) any Assumed Obligations will not be subject to any of the limitations contained in this Section 6.4 or elsewhere in this Agreement, and any Losses related to the foregoing shall not apply towards (or count against) the cap on maximum liability contained in Section 6.4(c).

(e)          IN NO EVENT SHALL ANY PARTY HAVE ANY LIABILITY TO THE OTHER FOR ANY SPECIAL OR PUNITIVE DAMAGES, LOST PROFITS, DIMINUTION IN VALUE NOT RELATED TO COLLATERAL UNDERLYING THE TRANSFERRED LOANS, OR CONSEQUENTIAL DAMAGES; PROVIDED THAT THE FOREGOING WILL NOT APPLY TO THE EXTENT THAT THE INDEMNIFYING PARTY IS REQUIRED TO INDEMNIFY HEREUNDER FOR DAMAGES REQUIRED TO BE PAID TO A THIRD PARTY.

Section 6.5          Exclusivity; Equitable Remedies.

Buyer and Seller agree that the rights of the parties hereto to indemnification under this ARTICLE 6 shall be the exclusive rights and remedies of the parties hereto for the recovery of any Losses for which a party may be entitled to recover under this Agreement or in connection with the transactions contemplated hereby; provided that nothing in this Agreement will preclude or prevent any party hereto from seeking and obtaining equitable remedies or relief not involving the recovery of money damages from any court of competent jurisdiction (such as the remedies of injunctive relief or specific performance) for any breach or violation of this Agreement or otherwise in connection with such transactions.

ARTICLE 7
MISCELLANEOUS PROVISIONS

Section 7.1          Expenses.

Except as otherwise provided in this Agreement, each of Seller and Buyer shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

Section 7.2          Submission to Jurisdiction; Consent to Service of Process.

(a)          The parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal court located within the Middle District of North Carolina over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each

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party hereby irrevocably agrees that all claims in respect of such dispute or any Action related thereto may be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)          Each of the parties hereto hereby consents to process being served by any party to this Agreement in any Action by the delivery of a copy thereof in accordance with the provisions of Section 7.5.

Section 7.3           Entire Agreement; Amendments and Waivers.

This Agreement and the Ancillary Documents (including any certificates referred to herein or therein) represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.4          Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina applicable to contracts made and performed in such State without giving effect to the choice of law principles of such State that would require or permit the application of the Laws of another jurisdiction.

Section 7.5          Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile transmission (with written confirmation of transmission) or (iii) one (1) business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the addresses and facsimile transmission numbers set forth on Schedule 7.5 (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision).

Section 7.6          Severability.

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If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.7          Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Buyer or Seller, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other party and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Notwithstanding the foregoing, upon written notice to Seller (but without any requirement for Seller consent), Buyer shall have the right to (a) assign its rights and obligations under this Agreement to a Qualified Assignee, or (b) collaterally assign its rights under this Agreement to a lender in connection with a loan or loans secured in whole or in part by the Transferred Loans.

Section 7.8          Specific Performance; Remedies.

The parties hereto expressly recognize and acknowledge that immediate, extensive and irreparable damage may result in the event that any provision of Agreement is breached. Therefore, in addition to, and not in limitation of, any other remedy available to the non-breaching party, the non-breaching party shall be entitled to seek to enforce its rights under this Agreement in any court of equity by decree of specific performance, and appropriate injunctive relief may be sought in connection therewith. Such remedy of specific performance and any and all other remedies provided for in this Agreement shall, except as provided in Section 6.5, be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever that a non-breaching party may otherwise have.

Section 7.9           Non-Recourse.

No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Seller, Buyer or any of their respective Affiliates shall have any Liability for any obligations or liabilities of Seller or Buyer (as applicable) under this Agreement or the Ancillary Documents or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

Section 7.10         Counterparts.

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This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Such counterparts may be delivered by facsimile or other electronic transmission.

Section 7.11          Waiver of Jury Trial.

The parties hereto each hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matters (whether sounding in tort, contract or otherwise) in any way arising out of, related to or connected with this Agreement or the transactions contemplated hereby.

Section 7.12          Post-Closing Cooperation Related to Transition of Loans.

From and after the Closing, upon the reasonable written request of Buyer and at no cost or expense to Buyer, Seller shall use its commercially reasonable efforts to: (a) provide to Buyer a single point of contact at Seller which contact shall be available upon reasonable notice and during normal business hours for all reasonable servicing and IT questions and transition items for at least twelve (12) months after the Closing; (b) as soon as is reasonably practicable after the Closing, in addition to the notice to Borrowers required pursuant to Section 5.2(a)(ix) (which notice shall be sent out prior to the applicable Servicing Transfer Date at Seller’s expense), mail any customary “good-bye” letters acceptable in form and substance to Buyer and conforming to Applicable Law and RESPA requirements (if applicable); (c) provide Buyer with all reasonably available vendor information for each Transferred Loan (including, without limitation, insurance information, tax service contracts and other information) for notification of the transfer of the Transferred Loan; (d) produce any reasonably available data downloads for the Transferred Loans; (e) prepare final reports reasonably necessary for transfer of the Transferred Loans by Buyer or its servicer, such final reports to include, but not be limited to, to the extent reasonably available, a trial balance, loan history, suspense funds listing, collateral reconciliation, and tax and insurance reporting; (f) as soon as is reasonably practicable assemble and deliver to Buyer’s servicer any applicable and reasonably available records related to servicing, tax, insurance, collateral, asset and origination; (g) provide to Buyer and its servicer all applicable and reasonably available electronic/imaged documentation with respect to the Transferred Loans in the possession or control of Seller or its Affiliates and Representatives; and (h) promptly send trailing documents and payments to Buyer or its servicer after the Closing.

Section 7.13          Litigation Transition.

Prior to Closing, Seller shall deliver written notification to Buyer of (i) the Transferred Loans in litigation including the names, addresses, telephone numbers and e-mail addresses of all parties involved in such litigation and (ii) all documents related to such litigation. Within five (5) business days after Closing, Seller shall (i) notify the clerk of the court and all counsel of record involved in such litigation that ownership of the Transferred Loan in question has been transferred from Seller to Buyer, (ii) through its attorney, if requested by Buyer and in cooperation with Buyer’s attorney, file appropriate pleadings with the court that will (x) substitute Buyer’s attorney for Seller’s attorney, and (y) remove Seller as a party to the litigation and substitute Buyer as the real party in interest. If Seller fails to substitute Buyer’s

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attorney for Seller’s attorney or to remove Seller as a party in interest, then Seller shall pay continued legal expenses in such litigation until such time as the substitution is effected. In no event shall (i) Buyer be liable for any contingency arrangements of Seller with Seller’s attorneys or (ii) such substitution shall include (or be otherwise construed as) any assumption by Buyer of any Seller Retained Liabilities; provided, that in the event any settlement or other resolution of litigation involves or creates a Seller Retained Liability, Buyer shall obtain Seller’s prior written consent to such settlement or resolution, such consent not to be unreasonably withheld. Seller consents to the engagement by Buyer of counsel to Seller in connection with any litigation or other matter relating to the Transferred Loans or otherwise, subject to appropriate limitations on the scope of such engagement, an agreement between such counsel and Seller satisfactory to Seller, and maintenance of the attorney-client privilege as to all communications between the Seller and such counsel prior to the Closing; provided that (a) no such counsel shall represent either Seller or Buyer in connection with any dispute under this Agreement or between Seller and Buyer and (b) Buyer agrees that Seller may retain such counsel for any new matters unrelated to such litigation or other matters.

Section 7.14          Insurance Policies.

To the extent the Loan Documents contain casualty insurance policies, credit life or disability policies, private insurance guarantor policies, or other similar types of documents (the “Policies”), Seller agrees to (a) deliver the original Policies (or if original Policies are not available, copies of such Policies) to Buyer on or before the applicable Servicing Transfer Date, (b) prior to the applicable Servicing Transfer Date, notify each of the insurance carriers of the sale of the applicable Transferred Loan to Buyer and cause the applicable insurance carrier to substitute Buyer or its designee as the new loss payee on each of the Policies as of the Closing Date to the extent required by the terms of each such Policy, and (c) otherwise cooperate with Buyer (at no cost or expense to Buyer) to substitute Buyer or Buyer’s designee as loss payee for any Policies in which the Seller is listed as loss payee as of the Closing Date.

Section 7.15          Further Assurances.

At any time, and from time to time hereafter, upon the reasonable request of Buyer, Seller will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, recordings and assurances as may be reasonably required in order to assign, transfer, grant, convey, assure and confirm to Buyer, or to permit Buyer to collect and reduce to possession, any or all of the Transferred Loans sold hereunder and to effectuate and evidence the assignment of judgments related thereto. All instruments relating to the purchase and sale of the Transferred Loans pursuant to this Agreement, and all proceedings taken in connection with this Agreement and the transactions contemplated hereby, shall be in form and substance mutually satisfactory to Buyer and Seller.

Section 7.16          Nondisclosure.

Buyer and Seller agree to maintain the Purchase Price Percentage for each Transferred Loan and the portion of the Purchase Price allocated to each Transferred Loan, any non-public information contained in the Disclosure Schedule, and all negotiations relating to the subject

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matter of this Agreement as confidential between the parties. Notwithstanding anything to the contrary in this Agreement, any party (or its Affiliates) may disclose such confidential information to its lenders, in the course of its (or its Affiliates’) normal reporting practices to its (or their) regulators or direct or indirect owners, or if required by applicable law or regulations, including but not limited to federal securities laws and regulations, or any rule of any stock exchange (in each case, including pursuant to a registration statement or other document filed with a governmental authority under applicable law) or if necessary for it to perform any of its duties or obligations hereunder, all as determined by such party in its discretion. Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right to (x) disclose to those Persons directly related to the Transferred Loans (for example, Borrowers, title companies, tenants, etc.) that Buyer has purchased the Transferred Loans and shall have the right without the consent of Seller or any other Person to disclose such confidential information as may be necessary or desirable to inform such Persons that Buyer is the owner of the Transferred Loans and/or to enforce the Loan Documents; (y) Buyer and its agents and Affiliates shall have the right to disclose confidential information that is necessary or desirable in Buyer’s opinion to enforce its rights under the Transferred Loans and related Loan Documents, and (z) Buyer shall have the right to disclose to any potential lender, bondholder or rating agency such confidential information as may be necessary or desirable to disclose in connection with a secured or unsecured financing or securitization of the Transferred Loans by Buyer or its Affiliates.

Section 7.17          Disclosure Schedule.

Seller has set forth information on the Disclosure Schedule in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedule need not be set forth in any other section so long as its relevance to such other section of the Disclosure Schedule or section of the Agreement is reasonably apparent on the face of the information disclosed therein to the Person to which such disclosure is being made. The parties hereto acknowledge and agree that (a) the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Buyer and (b) the disclosure by Seller of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by Seller that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the undersigned parties has caused to be duly executed in its name by its duly authorized officer this Loan Purchase Agreement as of the date set forth in the opening paragraph.

SELLER:

FIRST BANK

By:	/s/ Eric Credle
Eric Credle, Chief Financial Officer

BUYER:

VIOLET PORTFOLIO, LLC
By:	Violet Loan Grand Avenue Partners, Ltd.
Its:	Managing Member
	By:	Oaktree Capital Management, L.P.
	Its:	Director

		By:	/s/
Name:
Title:

		By:	/s/
Name:
Title:

(Signature Page to Loan Purchase Agreement)